UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2022

INOTIV, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, indiana	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	NOTV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2022, the Board of Directors of Inotiv, Inc. (the “Company”) appointed Brennan Freeman, age 35, as Vice President – Finance and Corporate Controller of the Company. Mr. Freeman will also serve as the Company’s principal accounting officer. Prior to Mr. Freeman’s appointment, Beth Taylor, the Company’s Chief Financial Officer, also served as the Company’s principal accounting officer. Ms. Taylor continues to serve as the Company’s Chief Financial Officer and principal financial officer.

Mr. Freeman has served as the Corporate Controller of the Company since July 12, 2021. Mr. Freeman began his career at Ernst & Young LLP, where he held various positions, including most recently as Manager – Global Life Sciences Assurance Resident from July 2018 to September 2018, Senior Manager – Global Life Sciences Assurance Resident from October 2018 – June 2020 and Senior Manager – Assurance Services from July 2020 – July 2021.

Under the terms of Mr. Freeman’s employment, he is entitled to receive an annual base salary of $225,750 and a discretionary annual incentive bonus which is tied to company performance metrics and individual achievements. Mr. Freeman is also entitled to participate in the Company’s equity and benefit plans and programs provided to Company executives generally, subject to eligibility requirements and the other terms and conditions of those plans and programs.

There are no arrangements or understandings between Mr. Freeman and any other persons pursuant to which he was selected as an officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INOTIV, INC.

Date: October 31, 2022	By:	/s/ Beth A. Taylor
Chief Financial Officer, Senior Vice President Finance